Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 2/28/98

                                                                                                                    PERCENT OF
                                                                   PERCENT OF                 AGGREGATE              AGGREGATE
                                                                    NUMBER OF                RECEIVABLE             RECEIVABLE
AGGREGATE RECEIVABLES BALANCE              NUMBER OF ACCTS             ACCTS                   BALANCE                BALANCE


1.         5,000  or less                           36,887             70.05%            $60,303,164.17                 10.83%

2.         5,000 - 10,000                            6,672             12.67%             47,271,928.43                  8.49%

3.       10,000 - 25,000                             5,245              9.96%             81,233,826.28                 14.60%

4.       25,000 - 50,000                             2,083              3.96%             72,305,419.33                 12.99%

5.       50,000 - 75,000                               684              1.30%             41,744,365.90                  7.50%

6.       75,000 - 100,000                              318              0.60%             27,260,330.84                  4.90%

7.      100,000 - 250,000                              531              1.01%             80,423,490.01                 14.45%

8.      250,000 - 500,000                              144              0.27%             49,316,165.80                  8.86%

9.      500,000 - 1,000,000                             68              0.13%             46,568,349.50                  8.37%

10.   1,000,000 - 5,000,000                             26              0.05%             50,137,707.99                  9.01%

11.         Over  5,000,000                                                                       0.00                   0.00%


Total:                                              52,658                              $556,564,748.25

 AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                  AS OF 2/28/98

                                                                                                                  PERCENT OF
                                                                        PERCENT                 AGGREGATE          AGGREGATE
                                                                   OF NUMBER OF               RECEIVABLES        RECEIVABLES
REMAINING INSTALLMENT TERM                NUMBER OF ACCTS                 ACCTS                   BALANCE            BALANCE

03 Months or Less                                  21,562                40.95%            $84,264,117.44             15.14%


04 to 06 Months                                    17,515                33.26%            174,510,204.51             31.35%


07 to 09 Months                                    12,944                24.58%            216,072,195.28             38.82%


10 to 12 Months                                       440                 0.84%             38,074,346.91              6.84%


13 to 18 Months                                        90                 0.17%             13,534,643.93              2.43%


More than 18 Months                                   107                 0.20%             30,109,240.18              5.41%





Total:                                             52,658                                 $556,564,748.25

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 2/28/98

                                                                    PERCENTAGE OF
                                          AGGREGATE                     AGGREGATE
                                        RECEIVABLES                   RECEIVABLES
            STATES                          BALANCE                       BALANCE

CALIFORNIA                          $109,056,852.27                        19.59%
TEXAS                                 70,925,088.69                        12.74%
NEW YORK                              62,234,704.97                        11.18%
NEW JERSEY                            41,865,204.20                         7.52%
FLORIDA                               38,597,279.80                         6.93%
PENNSYLVANIA                          22,172,807.50                         3.98%
GEORGIA                               16,769,353.53                         3.01%
MASSACHUSETTS                         15,566,223.00                         2.80%
OHIO                                  15,402,298.01                         2.77%
WASHINGTON                            14,532,260.12                         2.61%
ILLINOIS                              14,227,041.52                         2.56%
MICHIGAN                              12,650,569.92                         2.27%
COLORADO                              12,456,565.55                         2.24%
VIRGINIA                               7,743,419.16                         1.39%
ALASKA                                 7,552,047.46                         1.36%
SOUTH CAROLINA                         7,364,480.15                         1.32%
OREGON                                 7,030,523.94                         1.26%
CONNECTICUT                            6,998,572.10                         1.26%
LOUISIANA                              6,808,296.20                         1.22%
INDIANA                                6,319,511.56                         1.14%
MINNESOTA                              5,780,285.62                         1.04%
ALABAMA                                5,430,768.66                         0.98%
NORTH CAROLINA                         5,087,452.89                         0.91%
OKLAHOMA                               4,701,593.33                         0.84%
MARYLAND                               4,474,886.35                         0.80%
ARKANSAS                               4,214,103.90                         0.76%
KENTUCKY                               3,990,952.00                         0.72%
WEST VIRGINIA                          3,678,530.37                         0.66%
ARIZONA                                3,632,097.69                         0.65%
HAWAII                                 3,556,281.61                         0.64%
NEVADA                                 2,725,165.40                         0.49%
IDAHO                                  2,358,475.16                         0.42%
WISCONSIN                              2,293,962.51                         0.41%
UTAH                                   1,668,902.33                         0.30%
NEW HAMPSHIRE                          1,603,554.57                         0.29%
MAINE                                  1,430,614.94                         0.26%
RHODE ISLAND                             862,345.02                         0.15%
IOWA                                     844,194.59                         0.15%
MONTANA                                  712,907.83                         0.13%
NEBRASKA                                 545,051.12                         0.10%
WYOMING                                  448,398.09                         0.08%
SOUTH DAKOTA                             146,866.15                         0.03%
MISSOURI                                  36,357.04                         0.00%
DELAWARE                                  31,372.56                         0.00%
TENNESSEE                                 15,438.58                         0.00%
ONTARIO                                   14,305.60                         0.00%
MISSISSIPPI                                2,145.56                         0.00%
BRITISH  COLUMBIA                          1,684.62                         0.00%
NEW MEXICO                                 1,639.12                         0.00%
ALBERTA                                      693.15                         0.00%
NORTH DAKOTA                                 455.64                         0.00%
VIRGIN ISLANDS                               166.60                         0.00%

Total:                              $556,564,748.25

                             LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                         TWO MONTHS                          TWELVE MONTHS
                                                     ENDED FEBRUARY 28,                   ENDED DECEMBER 31,
                                                            1998                                 1997
                                                            ----                                 ----


Average Outstanding Principal Balance                      $540,432                             $562,229

Gross Charge Offs                                               325                                1,002

Recoveries                                                       77                                  102

Net Charge Offs                                                 248                                  900

Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                   0.28%    (2)                         0.16%





    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

    (2) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                              AT FEBRUARY 28,            AT DECEMBER 31,
                                                                                      1998                      1997
                                                                                      ----                      ----

Number of days a loan remains overdue after cancellation of the related insurance policy


              31-89 days                                                            1.12%                    1.17%
              90-270 days                                                           0.87%                    0.93%
              Over 270 days (1)                                                     0.00%                    0.00%
                                                                                    -----                    -----

                  Total                                                             1.99%                    2.10%
                                                                                    =====                    =====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                               TWO MONTHS ENDED                     TWELVE MONTHS ENDED
                                                              FEBRUARY 28, 1998                       DECEMBER 31, 1997
                                                              -----------------                       -----------------


Average Outstanding Principal Balance Receivables                 $540,432                                $562,229


Interest & Fee Income                                               10,478                                  63,462




Average Revenue Yield                                                11.63%    (1)                           11.29%




(1)  Calculated on an annualized basis.